Exhibit 10.2

AMENDMENT NO. 1

TO THE

ROCKWOOD RETIREMENT PLAN

(As Amended and Restated Effective as of January 1, 2011)

THIS AMENDMENT to the Rockwood Retirement Plan (the “Plan”) is hereby made and entered into by Rockwood Specialties Inc. (the “Company”), effective as set forth herein.

W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan for the benefit of the Plan’s participants and beneficiaries;

WHEREAS, the Company deems it appropriate to amend the Plan to provide for a separate elective deferral contribution election for bonus payments, effective as of the March 15, 2011 payroll date;

WHEREAS, the Plan reserves to the Company the right to amend or modify the Plan at any time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.

Effective as of March 15, 2011, Section 3.1.2(a) is deleted in its entirety and the following is hereby substituted therefor:

“(a) Subject to the limitations set forth in Sections 3.3, 3.8 and 3.9, Employees shall be permitted to make a 401(k) Election with respect to their Compensation; provided, however, Employees shall be provided with a separate 401(k) Election with respect to any bonus payments.  If an Employee fails to make an election with respect to his or her bonus payment for any reason, the bonus compensation shall be contributed to the Plan at the same rate as then in effect (if any) for such Employee’s regular Compensation.  The Employer shall contribute to the Trust on behalf of each of its Employees who has a 401(k) Election in effect for any payroll period an amount equal to the deferral percentage elected by each such Participant on his or her 401(k) Election multiplied by his or her Compensation (subject to each Employee’s separate election not to contribute all or any part of his or her bonus payment, as applicable).  The amount(s) elected by a Participant pursuant to his or her 401(k) Election cannot be less than 1% or greater than 40% (in 1% increments).  Further, the total amount of the Participant’s 401(k) Election may not exceed 40% of such Participant’s total Compensation (i.e., including bonuses, if any).  The 401(k) Election shall be made on a form (or forms) provided by the Administrative Committee from time to time, which may be in electronic form.  A Participant may elect to change the percentage of his or her Elective 401(k) Deferral effective as of any Change Date by filing the appropriate form with the Administrative Committee on or before the deadline established by the Administrative Committee for filing such form(s).  March 15, 2011 shall be a “Change Date” for purposes of implementing 401(k) Elections for the March 15, 2011 payroll date.  A Participant may elect to cancel any 401(k) Election at any time by filing the appropriate form with the Administrative Committee, and such election shall become effective as soon as practicable.  A Participant who elects to cancel his or her Elective 401(k) Deferrals may elect to resume such deferrals as of any Change Date following such cancellation by filing a new 401(k) Election with the Administrative Committee.  The Administrative Committee may reduce the amount of any 401(k) Election or may make such other modifications as necessary so that the Plan complies with the applicable provisions of the Code and all contributions are currently deductible under Code Section 404.  All contributions pursuant to a 401(k) Election shall be made by reducing the Participant’s Compensation for each payroll period by the amount determined pursuant to the 401(k) Election.  The Administrative Committee may establish such additional rules and procedures with respect to the making, changing and resumption of contributions pursuant to 401(k) Elections (including suspension from contributions) as it shall determine from time to time.”

2.

Except as amended herein, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized agent as of the 14th day of March 2011, to be effective as provided herein.

ROCKWOOD SPECIALTIES INC.

By:	/s/ Donna M. Abrunzo

Name:	Donna M. Abrunzo

Title:	Assistant Secretary